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                                                                     EXHIBIT 3.1


                          CERTIFICATE OF INCORPORATION

                                       OF

                            CENTURY BANCSHARES, INC.


                                   ARTICLE I

            The name of the corporation is Century Bancshares, Inc.

                                   ARTICLE II

    The registered agent of the corporation is The Corporation Trust Company. The address of such registered agent is 1209 Orange Street, County of New Castle, Wilmington, Delaware 19801.

                                  ARTICLE III

    The nature of the business or purposes to be conducted or promoted by the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

                                   ARTICLE IV

    The total number of shares which the corporation shall have the authority to issue is 3,000,000, of which 2,000,000 shares of the par value of $1.00 each shall be shares of common stock, and 1,000,000 shares of the par value of $1.00 each shall be shares of preferred stock.

    The corporation may issue one or more series of preferred stock. The preferred stock of each such series shall have such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional, redemption, conversion, exchange or other special rights, and qualifications, limitations or restrictions thereof, as shall be stated and
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expressed by the board of directors in the resolution or resolutions providing for the issue of such series of preferred stock pursuant to the authority to do so which is hereby expressly vested in the board of directors.

    Except as otherwise provided in any resolution or resolutions of the board of directors providing for the issue of any particular series of preferred stock, the number of shares of stock of any such series so set forth in such resolution or resolutions may be increased or decreased (but not below the number of shares of such series then outstanding) by a resolution or resolutions likewise adopted by the board of directors.

    Except as otherwise provided in any resolution or resolutions of the board of directors providing for the issue of any particular series of preferred stock, preferred stock redeemed or otherwise acquired by the corporation shall assume the status of authorized but unissued preferred stock and shall be unclassified as to series and may thereafter, subject to the provisions of this
Article IV and to any restrictions contained in any resolution or resolutions of the board of directors providing for the issue of any such series of preferred stock, be reissued in the same manner as other authorized but unissued preferred stock.

    Except as otherwise specifically required by law or as specifically provided in any resolution or resolutions of the board of directors providing for the issue of any particular series of preferred stock, the exclusive voting power of the corporation shall be vested in the common stock of the corporation. Each share of common stock entitles the holder thereof to one vote at all meetings of the stockholders of the corporation.




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                                   ARTICLE V

    The name and address of the incorporator of Century Bancshares, Inc. is as follows:


         Name                         Mailing Address
         ----                         ---------------
    William T. Luedke IV              2900 South Tower Pennzoil Place
                                      Houston, Texas 77002


                                   ARTICLE VI

    The name and mailing address of each person who is to serve as a director of the corporation until the first annual meeting of the stockholders of the corporation or until a successor is elected and qualified is as follows:

         Name                            Mailing Address
         ----                            ---------------
    Joseph S. Bracewell               Century National Bank
                                      1875 Eye Street, N.W.
                                      Washington, D.C. 20006

    John R. Cope                      Bracewell & Patterson
                                      1825 Eye Street, 12th Floor
                                      Washington, D.C. 20006

    William H. Isaac                  T/I Associates
                                      1910 K Street, N.W., Suite 800
                                      Washington, D.C. 20006

    Joseph H. Koonz, Jr.              Koonz, McKenney & Johnson
                                      2020 K Street, N.W., Suite 840
                                      Washington, D.C. 20006

    William C. Oldaker                1140 19th Street, N.W. Suite 900
                                      Washington, D.C. 20463





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    Douglas J. Patton                 Federal Election Commission
                                      1325 K Street, N.W.
                                      Washington, D.C. 20463


                                  ARTICLE VII

    In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized to adopt, amend or repeal the by-laws of the corporation.

                                  ARTICLE VIII

    Elections of directors need not be by written ballot unless the by-laws of the corporation shall so provide.

    Meetings of stockholders may be held within or without the State of Delaware, as the by-laws may provide. The books of the corporation may be kept (subject to any provision contained in the statutes of the State of Delaware) outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the by- laws of the corporation.

                                   ARTICLE IX

    The corporation reserves the right to amend, alter or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by the laws of the State of Delaware, and to add additional provisions authorized by such laws as are then in force. All rights conferred on the directors or stockholders of the corporation herein or in any amendment hereof are granted subject to this reservation.





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    I, THE UNDERSIGNED, being the incorporator hereinabove named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do hereby make this Certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 17th of July, 1985.



                                               /s/ WILLIAM T. LUEDKE IV
                                         -------------------------------------
                                         William T. Luedke IV





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                            CERTIFICATE OF AMENDMENT

                                     OF THE

                          CERTIFICATE OF INCORPORATION

                                       OF

                            CENTURY BANCSHARES, INC.

    Century Bancshares, Inc. (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

    FIRST: That the Board of Directors of the Corporation (the "Board"), at a meeting duly called and held on February 11, 1987 (the "Board Meeting"), at which meeting a quorum was present and acting throughout, adopted a resolution proposing and declaring advisable and in the best interest of the Corporation that as permitted by Section 102 of the General Corporation Law of the State of Delaware, the Corporation's Certificate of Incorporation ("Certificate") be amended by adding thereto a new Article X which shall be and read in its entirety as follows:

                                   "ARTICLE X

         No director of the corporation shall be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director; provided, however, that the foregoing clause shall not apply to any liability of a director (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. This Article X shall not eliminate or limit the personal liability of a director for any action or omission occurring prior to the date Article X becomes effective."
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    SECOND:  That at the Board Meeting, the Board adopted a resolution proposing and declaring advisable and in the best interest of the Corporation that the Certificate be amended by adding thereto a new Article XI which shall be and read in its entirety as follows:

                                  "ARTICLE XI

         No action required to be taken or that may be taken at any annual or special meeting of stockholders of the corporation may be taken by written consent without a meeting, prior notice and a vote."

    THIRD: That at the Board Meeting, the Board adopted a resolution proposing. and declaring advisable and in the best interest of the Corporation that the Certificate be amended by adding thereto a new Article XII which shall be and read in its entirety as follows:

                                  "ARTICLE XII

         With respect solely to the following five corporate actions, for which the Delaware General Corporation Law provides for the affirmative vote or consent of the holders of a majority of the outstanding shares of capital stock of the corporation or any class or series thereof entitled to vote (and, with respect to any class or series of capital stock established by resolution of the Board of Directors, subject to the provisions of the resolutions establishing such class or series), to the extent, and only to the extent, that such vote or consent is provided for by the Delaware General Corporation Law, the affirmative vote or consent of the holders of at least two-thirds, rather than a majority, of the outstanding shares of capital stock of the corporation or such class or series thereof entitled to vote shall be required to take such action: (i) the amendment of the Certificate of Incorporation of the corporation; (ii) the merger or consolidation of the corporation; (iii) the sale, lease, or exchange of all or substantially all of the property and assets of the-corporation; (iv) the adoption of any plan or proposal for the liquidation or dissolution of the corporation; or (v) the revocation of a dissolution of the corporation."




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    FOURTH:  That at the Board Meeting, the Board directed that the preceding proposed amendments to the Certificate be presented to the stockholders of the Corporation for their consideration and recommended the adoption of such amendments by the stockholders of the Corporation.

    FIFTH: That thereafter, at the annual meeting of the Corporation's stockholders duly called and, upon notice in accordance with the provisions of
Section 222 of the General Corporation Law of the State of Delaware, held on February 27, 1987 the holders of more than the majority of the outstanding shares of capital stock of the Corporation entitled to vote thereon approved each and all of the aforesaid amendments to the Certificate.

    SIXTH: That the aforesaid amendments were duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

    IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by Joseph S. Bracewell III, as President of the Corporation, and Rosemary M. DeMark, as Assistant Secretary of the Corporation, this 27th day of February, 1987.




                                       CENTURY BANCSHARES, INC.



                                       By:     /s/ JOSEPH S.  BRACEWELL III
                                          ------------------------------------
                                             Joseph S. Bracewell III
                                             President





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    ATTEST:


/s/ ROSEMARY M. DEMARK
Rosemary M. DeMark
Secretary





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